UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

The RealReal, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 150

San Francisco, CA 94133

(Address of Principal Executive Offices, including Zip Code)

(855) 435-5893

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 28, 2024, The RealReal, Inc. (the “Company”) issued a press release (the “Press Release”) announcing certain anticipated financial results for the quarter ended September 30, 2024. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On October 28, 2024, the Company announced that the Board of Directors (the “Board”) of the Company appointed Rati Sahi Levesque, formerly the Company’s President and Chief Operating Officer, as President and Chief Executive Officer of the Company, effective as of October 28, 2024. John Koryl ceased to serve as Chief Executive Officer of the Company and resigned as a member of the Board on the same day. In connection with Ms. Levesque’s appointment as Chief Executive Officer of the Company, the Board appointed Ms. Levesque as a member of the Board and Ms. Levesque will serve as a Class III director until the Company’s 2025 annual meeting of stockholders or upon her successor having been elected and qualified.

Information with respect to Ms. Levesque required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, filed on April 26, 2024, and is incorporated by reference into this Current Report on Form 8-K. Ms. Levesque does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K. Further, no arrangement or understanding exists between Ms. Levesque or any other person pursuant to which Ms. Levesque was selected as Chief Executive Officer.

Compensation Arrangements with Ms. Levesque

Ms. Levesque entered into a promotion offer letter (the “Promotion Letter”) with the Company on October 28, 2024, providing for an annual compensation package consisting of an increased base salary of $700,000 and an increased target bonus opportunity of 100% of base salary (prorated for 2024). In addition, the Promotion Letter provides for a one-time cash promotion bonus in the amount of $300,000, which is required to be repaid in its entirety on a non-qualifying termination of employment prior to the first anniversary of the promotion date or repaid as to 50% on a non-qualifying termination of employment between the first and second anniversary of the promotion date. The Promotion Letter also provides that Ms. Levesque will be granted two equity awards in connection with her promotion as follows: (a) 1,250,000 time-based restricted stock units (“RSUs”), which will vest in 12 substantially equal quarterly installments following the vesting commencement date set by the Board, subject to Ms. Levesque’s continuous employment with the Company through the applicable vesting date; and (b) 1,250,000 performance-based restricted stock units (“PSUs”) having the same performance conditions, service-based vesting requirements, and other terms and conditions as the PSUs granted to Ms. Levesque by the Company as part of her 2024 annual equity awards in her prior role, except that the service-based vesting date will be the third anniversary of the date of grant. Beginning in 2025, Ms. Levesque will also be eligible receive annual grants of long-term incentive awards at a level commensurate with her position.

Ms. Levesque and the Company also entered into an amended and restated severance and change in control agreement (the “A&R Severance Agreement”), pursuant to which Ms. Levesque will be eligible for the following severance benefits: (i) upon a qualifying termination during the three months prior to or twelve months following a change in control of the Company, (A) a lump sum cash severance payment equal to 1.5 times the sum of her base salary and target bonus (the “Severance Payment”), (B) a prorated target bonus for the year of termination (the “Prorated Bonus”), (C) a lump sum cash payment equal to the employer subsidy portion of her monthly healthcare insurance premiums for a period of 18 months (the “Healthcare Subsidy Payment”), and (D) accelerated vesting of all outstanding and unvested RSUs and accelerated vesting of outstanding and unvested PSUs based on target performance or (ii) upon a qualifying termination of employment at any other time, the Severance Payment, the Prorated Bonus and the Healthcare Subsidy Payment.

Separation Agreement with Mr. Koryl

Effective October 28, 2024, Mr. Koryl entered into a separation agreement (the “Separation Agreement”) with the Company. The Separation Agreement provides for Mr. Koryl’s termination of employment by the Company without cause and resignation from the Board. Pursuant to the Separation Agreement, subject to Mr. Koryl’s execution and non-revocation of a general release of claims in favor of the Company and compliance with applicable restrictive covenants, the Company will provide Mr. Koryl with the following payments and benefits, which constitute the payments and benefits to which he is entitled under the terms of his existing severance and change in control agreement with the Company: (i) a lump sum cash payment equal to the 12 months of his current annual base salary and (ii) a lump sum cash payment equal to the employer subsidy portion of his monthly healthcare insurance premiums for a period of 12 months.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 28, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: October 28, 2024	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary